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                                                                    EXHIBIT 3.30

                             ARTICLES OF ORGANIZATION                [ILLEGIBLE]
                                                                    960306700501

                (Under Section 1705.04 of the Ohio Revised Code:
                            Limited Liability Company

     The undersigned, desiring to form a limited liability company, under Chapter 1705 of the Ohio Revised Code, do hereby state the following:

FIRST: The name of said limited liability company shall be Blue Chip Broadcasting, Ltd.

SECOND:     This limited liability company shall exist for a period of thirty
            (30) years.

THIRD: The address to which interested persons may direct requests for copies of any operating agreement and any bylaws of this limited liability company is:

                          7030 Reading Road, Suite 316
                          Cincinnati, Ohio 45237

     IN WITNESS WHEREOF, we have hereunto subscribed our names, this 5th day of March, 1996.

BLUE CHIP BROADCAST COMPANY             BLUE CHIP CAPITAL FUND
                                        LIMITED PARTNERSHIP

                                        By Blue Chip Venture Company
                                        its general partner

By: /s/ L. Ross Love                    By: /s/ Z. David Patterson
   ---------------------------             --------------------------------
    L. Ross Love, President                  Z. David Patterson
                                             Vice President

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                         CONSENT FOR USE OF [ILLEGIBLE]

     On the 4th day of March, 1996, the Board of Directors of Blue Chip Broadcast Company, Charter No. 859067 passed the following resolution:

          RESOLVED, that Blue Chip Broadcast Company gives its consent to Blue Chip Broadcasting, LTD. to use the name Blue Chip Broadcasting, Ltd.

Date: March 5, 1996                     Signed: /s/ Calvin D. Buford
                                                ---------------------------
                                                Calvin D. Buford, Secretary

                                        Signed: /s/ L. Ross Love
                                                ---------------------------
                                                /s/ L. Ross Love, President

                                    CONSENT
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                      ORIGINAL APPOINTMENT OF [ILLEGIBLE]
                        (for limited liability company)

      The undersigned being at least a majority of the member of Blue Chip Broadcasting, Ltd., hereby appoint Calvin D. Buford to be the agent upon whom any process, notice or demand required or permitted by statute to be served upon the limited liability company may be served. The complete address of the agent is:

                               1900 Chemed Center
                              255 E. Fifth Street
                             Cincinnati, Ohio 45202

BLUE CHIP BROADCAST COMPANY             BLUE CHIP CAPITAL FUND
                                        LIMITED PARTNERSHIP

                                        By Blue Chip Venture Company
                                        its general partner

By: /s/ L. Ross Love                    By: /s/ Z. David Patterson
   ---------------------------             --------------------------------
    L. Ross Love, President                  Z. David Patterson
                                             Vice President

                           ACCEPTANCE OF APPOINTMENT

The undersigned, named herein as the statutory agent for Blue Chip Broadcasting, Ltd., hereby acknowledges and accepts the appointment of agent for said limited liability company.

                                        /s/ Calvin D. Buford
                                        -------------------------------------
                                        Calvin D. Buford, Statutory Agent